Exhibit 3.3

AMENDED AND RESTATED

BY-LAWS

OF

CCUR HOLDINGS, INC.

(AS ADOPTED JANUARY 2, 2018)

****

Article I

Certificate of Incorporation

These by-laws, the powers of the corporation and of its directors and stockholders, and all matters concerning the conduct and regulation of the business of the corporation shall be subject to such provisions in regard thereto as are set forth in the certificate of incorporation filed pursuant to the General Corporation Law of the State of Delaware, which is hereby made a part of these by-laws.

The term “certificate of incorporation” in these by-laws unless the context requires otherwise, includes not only the original certificate of incorporation filed to create the corporation but also all other certificates, agreements of merger or consolidation, plans of reorganization, or other instruments, howsoever designated, filed pursuant to the General Corporation Law of the State of Delaware which have the effect of amending or supplementing in some respect the corporation’s original certificate of incorporation.

Article II

Annual Meeting

An annual meeting of stockholders shall be held for the election of directors and for the transaction of any other business for the transaction of which the meeting shall have been properly convened on such day not a legal holiday in the months of September, October, or November in each year, or upon such other day as the board of directors may at any time otherwise determine, at such place, within or without the State of Delaware, and at such time as such day, place and time shall be fixed by the board of directors and specified in the notice of the meeting. Any other proper business may be transacted at the annual meeting. If the annual meeting for election of directors shall not be held on the date designated therefor, the directors shall cause the meeting to be held as soon thereafter as convenient.

Article III

Special Meetings of Stockholders

Special meetings of the stockholders may be held either within or without the State of Delaware, at such time and place and for such purposes as shall be specified in a call for such meeting made by the board of directors or by a writing filed with the secretary signed by the president or by a majority of the directors.

Article IV

Notice of Stockholders’ Meetings

Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, which notice shall be given not less than ten nor more than fifty days before the date of the meeting, except where longer notice is required by law, to each stockholder entitled to vote at such meeting, by leaving such notice with him or by mailing it, postage prepaid, directed to him at his address as it appears upon the records of the corporation. In case of the death, absence, incapacity or refusal of the secretary, such notice may be given by a person designated either by the secretary or by the person or persons calling the meeting or by the board of directors. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Article V

Proposals and Nominations

(a)          Business at Annual Meetings of Stockholders.

(i)          Only such business (other than nominations of persons for election to the board of directors, which must be made in compliance with and is governed exclusively by Article V(b) of these by-laws) shall be conducted at an annual meeting of the stockholders as shall have been brought before the meeting (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (B) by or at the direction of the board of directors, or (C) by any stockholder of the corporation who (1) was a stockholder of record at the time of giving of notice provided for in this Article V(a) and at the time of the meeting, (2) is entitled to vote at the meeting and (3) complies with the notice procedures set forth in this Article V(a). For the avoidance of doubt, the foregoing clause (C) of this Article V(a)(i) shall be the exclusive means for a stockholder to propose such business (other than business included in the corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended) before an annual meeting of stockholders.

2

(ii)         For business (other than nominations of persons for election to the board of directors, which must be made in compliance with and is governed exclusively by Article V(b) of these by-laws) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form as described in Article V(a)(iii) to the secretary of the corporation and such business must otherwise be appropriate for stockholder action under the provisions of the Delaware General Corporation Law. To be timely, a stockholder’s notice for such business must be delivered to the secretary of the corporation at the principal executive offices of the corporation in proper written form not less than ninety (90) days and not more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date, such stockholder’s notice must be delivered by the later of (A) the tenth day following the day of the Public Announcement (as defined in Article V(f) below) of the date of the annual meeting or (B) the date which is ninety (90) days prior to the date of the annual meeting. In no event shall any adjournment, deferral or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(iii)        To be in proper written form, a stockholder’s notice to the secretary of the corporation shall set forth as to each matter of business the stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting (including the specific text of any resolutions or actions proposed for consideration and if such business includes a proposal to amend the corporation’s certificate of incorporation or these by-laws, the specific language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (B) the name and address of the stockholder proposing such business, as they appear on the corporation’s books, the residence name and address (if different from the corporation’s books) of such proposing stockholder, and the name and address of any Stockholder Associated Person (as defined in Article V(f) below) covered by clauses (C), (D), (F) and (G) below, (C) the class and number of shares of stock of the corporation which are directly or indirectly held of record or beneficially owned by such stockholder or by any Stockholder Associated Person with respect to the corporation’s securities, a description of any Derivative Positions (as defined in Article V(f) below) directly or indirectly held or beneficially held by the stockholder or any Stockholder Associated Person, and whether and the extent to which a Hedging Transaction (as defined in Article V(f) below) has been entered into by or on behalf of such stockholder or any Stockholder Associated Person, (D) a description of all arrangements or understandings between such stockholder or any Stockholder Associated Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder, any Stockholder Associated Person or such other person or entity in such business, (E) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, (F) any other information related to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies or consents (even if a solicitation is not involved) by such stockholder or Stockholder Associated Person in support of the business proposed to be brought before the meeting pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder and (G) a representation as to whether such stockholder or any Stockholder Associated Person intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the corporation’s outstanding shares required to approve the proposal or otherwise to solicit proxies from stockholders in support of the proposal. In addition, any stockholder who submits a notice pursuant to this Article V(a) is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Article V(d).

3

(iv)        Notwithstanding anything in these by-laws to the contrary, no business (other than nominations of persons for election to the board of directors, which must be made in compliance with and is governed exclusively by Article V(b) of these by-laws) shall be conducted at an annual meeting except in accordance with the procedures set forth in this Article V(a). At an annual meeting, the chairman of the meeting shall determine, if the facts warrant, that business was not properly brought before the meeting and in accordance with the provisions prescribed by these by-laws, and if the chairman should so determine, the chairman shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

(b)          Nominations at Annual Meetings of Stockholders.

(i)          Only persons who are nominated in accordance and compliance with the procedures set forth in this Article V(b) of these by-laws shall be eligible for election to the board of directors at an annual meeting of stockholders.

(ii)         Nominations of persons for election to the board of directors of the corporation may be made at an annual meeting of stockholders only (A) by or at the direction of the board of directors or (B) by any stockholder of the corporation who (1) was a stockholder of record at the time of giving of notice provided for in this Article V(b)(ii) and at the time of the meeting, (2) is entitled to vote at the meeting and (3) complies with the notice procedures set forth in this Article V(b)(ii). For the avoidance of doubt, clause (B) of this Article V(b)(ii) shall be the exclusive means for a stockholder to make nominations of persons for election to the board of directors at an annual meeting of stockholders. Any nominations by stockholders at an annual meeting of stockholders shall be made pursuant to timely notice in proper written form as described in Article V(b)(iii) to the secretary of the corporation. To be timely, a stockholder’s notice for the nomination of persons for election to the board of directors must be delivered to the secretary of the corporation at the principal executive offices of the corporation in proper written form not less than ninety (90) days and not more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date, such stockholder’s notice must be delivered by the later of (C) the tenth day following the day of the Public Announcement of the date of the annual meeting or (D) the date which is ninety (90) days prior to the date of the annual meeting. In no event shall any adjournment, deferral or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

4

(iii)        To be in proper written form, a stockholder’s notice to the secretary of the corporation shall set forth (A) as to each person whom the stockholder proposes to nominate for election or re-election as a director of the corporation, (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class or series and number of shares of capital stock of the corporation which are directly or indirectly owned beneficially or of record by the person, (4) the date such shares were acquired and the investment intent of such acquisition and (5) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies or consents for a contested election of directors (even if an election contest or proxy solicitation is not involved), or is otherwise required, pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee, if applicable, and to serving if elected); and (B) as to the stockholder giving the notice (1) the name and address of such stockholder, as they appear on the corporation’s books, the residence name and address (if different from the corporation’s books) of such proposing stockholder, and the name and address of any Stockholder Associated Person covered by clauses (2), (3), (5) and (6) below, (2) the class and number of shares of stock of the corporation which are directly or indirectly held of record or beneficially owned by such stockholder or by any Stockholder Associated Person with respect to the corporation’s securities, a description of any Derivative Positions directly or indirectly held or beneficially held by the stockholder or any Stockholder Associated Person, and whether and the extent to which a Hedging Transaction has been entered into by or on behalf of such stockholder or any Stockholder Associated Person, (3) a description of all arrangements or understandings (including financial transactions and direct or indirect compensation) between such stockholder or any Stockholder Associated Person and each proposed nominee and any other person or entity (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (4) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (5) any other information relating to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies or consents for a contested election of directors (even if an election contest or proxy solicitation is not involved), or otherwise required, pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and (6) a representation as to whether such stockholder or any Stockholder Associated Person intends to deliver a proxy statement or form of proxy to the holders of a sufficient number of the corporation’s outstanding shares to elect each proposed nominee or otherwise to solicit proxies from stockholders in support of the nomination. In addition, any stockholder who submits a notice pursuant to this Article V(b) is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Article V(d). At an annual meeting, the chairman of the meeting shall determine, if the facts warrant, that a nomination was not made in accordance with the procedures prescribed by these by-laws, and if the chairman should so determine, the chairman shall so declare to the meeting, and the defective nomination shall be disregarded.

5

(iv)        Notwithstanding anything in the fourth sentence of Article V(b)(ii) of these by-laws to the contrary, if the number of directors to be elected to the board of directors is increased and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased board of directors made by the corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by Article V(b)(ii) of these by-laws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such Public Announcement is first made by the corporation.

(c)          Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Only persons who are nominated in accordance and compliance with the procedures set forth in this Article V(c) shall be eligible for election to the board of directors at a special meeting of stockholders. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting only (i) by or at the direction of the board of directors or (ii) provided that the board of directors has determined that directors are to be elected at such special meeting, by any stockholder of the corporation who (A) was a stockholder of record at the time of giving of notice provided for in this Article V(c) and at the time of the special meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures provided for in this Article V(c). For the avoidance of doubt, the foregoing clause (ii) of this Article V(c) shall be the exclusive means for a stockholder to propose nominations of persons for election to the board of directors at a special meeting of stockholders. Any nominations by stockholders at a special meeting of stockholders shall be made pursuant to timely notice in proper written form as described in this Article V(c) to the secretary of the corporation. To be timely, a stockholder’s notice for the nomination of persons for election to the board of directors must be delivered to the secretary of the corporation at the principal executive offices of the corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which a Public Announcement is made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall any adjournment, deferral or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. To be in proper written form, such stockholder’s notice shall set forth all of the information required by, and otherwise be in compliance with, Article V(b)(iii) of these by-laws. In addition, any stockholder who submits a notice pursuant to this Article V(c) is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Article V(d). At a special meeting, the chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a proposal or nomination was not made in accordance with the procedures prescribed by these by-laws, and if the chairman should so determine, the chairman shall so declare to the meeting, and the defective proposal or nomination shall be disregarded.

6

(d)          Update and Supplement of Stockholder’s Notice. Any stockholder who submits a notice of proposal for business or nomination for election pursuant to this Article V is required to update and supplement the information disclosed in such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting of stockholders and as of the date that is ten (10) business days prior to such meeting of the stockholders or any adjournment or postponement thereof, and such update and supplement shall be delivered to the secretary of the corporation at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting of stockholders (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting of stockholders or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting of stockholders or any adjournment or postponement thereof).

(e)          Requirements of Exchange Act. In addition to the foregoing provisions of this Article V, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in these by-laws; provided, however, that any references in these by-laws to the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements of these by-laws applicable to nominations or proposals as to any other business to be considered pursuant to these by-laws regardless of the stockholder’s intent to utilize Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. Nothing in this Article V shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.

(f)          Definitions. For purposes of Article V of these by-laws, the term:

(i)          “Derivative Positions” means, with respect to a stockholder or any Stockholder Associated Person, any derivative positions including, without limitation, any short position, profits interest, option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise and any performance-related fees to which such stockholder or any Stockholder Associated Person is entitled based, directly or indirectly, on any increase or decrease in the value of shares of capital stock of the corporation;

7

(ii)         “Hedging Transaction” means, with respect to a stockholder or any Stockholder Associated Person, any hedging or other transaction (such as borrowed or loaned shares) or series of transactions, or any other agreement, arrangement or understanding, the effect or intent of which is to increase or decrease the voting power or economic or pecuniary interest of such stockholder or any Stockholder Associated Person with respect to the corporation’s securities;

(iii)        “Public Announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended; and

(iv)        “Stockholder Associated Person” of any stockholder means (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder or (C) any person directly or indirectly controlling, controlled by or under common control with such Stockholder Associated Person.

Article VI

Quorum of Stockholders: Stockholder List

At any meeting of the stockholders, a majority (based on voting rights of all shares) of all shares issued and outstanding and entitled to vote upon a question to be considered at the meeting shall constitute a quorum for the consideration of such question when represented at such meeting by the holders thereof in person or by their duly constituted and authorized attorney, but a less interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. Except as otherwise required by law, the certificate of incorporation or the rules of any stock exchange upon which the corporation’s securities are listed, all director elections shall be determined by a plurality of the votes cast and all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

The secretary or other officer having charge of the stock ledger shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city or town where the meeting is to be held, which place shall have been specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Said list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders required by this Article or the books of the corporation, or the stockholders entitled to vote in person or by proxy at any meeting of stockholders.

8

Article VII

Proxies and Voting

Except as otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock held by such stockholder. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy but (except as otherwise expressly permitted by law) no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period or so long as it is coupled with an interest sufficient in law to support an irrevocable power.

Article VIII

Stockholders’ Record Date

In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty or less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

If no record date is fixed:

(1)         The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(2)         The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed.

(3)         The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the board of directors may fix a new record date for the adjourned meeting.

9

Article IX

Board of Directors

Except as otherwise provided by law or by the certificate of incorporation, the business and affairs of the corporation shall be managed by the board of directors.

The number of directors shall be such number, not fewer than three nor more than twelve, as may be determined from time to time by resolution of the board of directors. Directors shall be elected by the stockholders at the annual meeting. Each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Any director may resign at any time upon written notice to the corporation. No director need be a stockholder.

Article X

Committees

The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee and may define the number and qualifications which shall constitute a quorum of such committee. Except as otherwise limited by law, any such committee, to the extent provided in the resolution appointing such committee, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

Article XI

Meetings of the Board of Directors and of Committees

Regular meetings of the board of directors may be held without call or formal notice at such places either within or without the State of Delaware and at such times as the board may by vote from time to time determine.

Special meetings of the board of directors may be held at any place either within or without the State of Delaware at any time when called by the chairman of the board, secretary or two or more directors, reasonable notice of the time and place thereof being given to each director.

10

Unless otherwise restricted by the certificate of incorporation or by other provisions of these by-laws, (a) any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting of all members of the board or of such committee, as the case may be, consent thereto in writing and such writing or writings are filed with the minutes of proceedings of the board or committee, and (b) members of the board of directors or of any committee designated by the board may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Article XII

Quorum of the Board of Directors

Except as otherwise expressly provided in the certificate of incorporation or in these by-laws, a majority of the total number of directors at the time in office shall constitute a quorum for the transaction of business, but a less number may adjourn any meeting from time to time. Except as otherwise so expressly provided, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, provided, that the affirmative vote in good faith of a majority of the disinterested directors, even though the disinterested directors shall be fewer than a quorum, shall be sufficient to authorize a contract or transaction in which one or more directors have an interest if the material facts as to such interest and the relation of the interested directors to the contract or transaction have been disclosed or are known to the directors.

Article XIII

Waiver of Notice of Meetings

Whenever notice is required to be given under any provision of law or the certificate of corporation or by-laws, a written waiver thereof, signed by the person entitled to notice whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation or the by-laws.

Article XIV

Officers and Agents

The corporation shall have a president, secretary and treasurer, who shall be chosen by the directors, each of whom shall hold his office until his successor has been chosen and qualified or until his earlier resignation or removal. The corporation may have such other officers and agents as are desired, including without limitation a chairman of the board of directors and an executive vice president, each of whom shall be chosen by the board of directors and shall hold his office for such term and have such authority and duties as shall be determined by the board of directors. The board of directors may secure the fidelity of any or all of such officers or agents by bond or otherwise. Any number of offices may be held by the same person. Each officer shall, subject to these by-laws, have in addition to the duties and powers herein set forth, such duties and powers as the board of directors shall from time to time designate. In all cases where the duties of any officer, agent or employee are not specifically prescribed by the by-laws, or by the board of directors, such officer, agent or employee shall obey the orders and instructions of the president. Any officer may resign at any time upon written notice to the corporation.

11

Article XV

Chairman of the Board

Except as otherwise voted by the board, the chairman of the board shall preside at all meetings of the stockholders and of the board of directors at which he is present.

Article XVI

President & Chief Executive Officer

The president and chief executive officer shall, subject to the direction and under the supervision of the board of directors, have general and active control of the corporation’s affairs and business, and general supervision over its officers, agents and employees. In the absence of and when so designated by the chairman of the board, the president and chief executive officer shall perform the duties and responsibilities of the chairman of the board on a temporary basis in accordance with and as specifically prescribed by the by-laws or as specifically prescribed by the board of directors. The president and chief executive officer shall have custody of the treasurer’s bond, if any.

Article XVII

Secretary

The secretary shall record all the proceedings of the meetings of the stockholders and directors in a book, which shall be the property of the corporation, to be kept for that purpose. The secretary shall perform such other duties as shall be assigned to him by the board of directors. In the absence of the secretary from any such meeting, a temporary secretary shall be chosen, who shall record the proceedings of such meetings in the aforesaid book.

Article XVIII

Treasurer

The treasurer shall, subject to the direction and under the supervision of the board of directors, have the care and custody of the funds and valuable papers of the corporation, except his own bond, and he shall, except as the board of directors shall generally or in particular cases authorize the endorsement thereof in some other manner, have power to endorse for deposit or collection all notes, checks, drafts and other obligations for the payment of money to the corporation or its order. He shall keep, or cause to be kept, accurate books of account, which shall be the property of the corporation.

12

Article XIX

Removals

The stockholders may, at any meeting called for the purpose, by vote of a majority of the capital stock issued and outstanding and entitled to vote thereon, remove any director from office.

The board of directors may, at any meeting called for the purpose, by vote of a majority of their entire number remove from office any officer or agent of the corporation or any member of any committee appointed by the board of directors or by any committee of the board of directors or by any officer or agent of the corporation.

Article XX

Vacancies

Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office (though less than a quorum) or by a sole remaining director, and each of the incumbents so chosen shall hold office for the unexpired term in respect of which the vacancy occurred and until his successor shall have been duly elected and qualified or for such shorter period as shall be specified in the filling of such vacancy or, if such vacancy shall have occurred in the office of director, until such a successor shall have been chosen by the stockholders.

Article XXI

Certificates of Stock

Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by the chairman or vice-chairman of the board of directors (if one shall be incumbent) or the president or a vice-president and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary, certifying the number of shares owned by him in the corporation. If such certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any other signatures on the certificate may be facsimile. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue.

13

If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificates which the corporation shall issue to represent such class or series of stock or there shall be set forth on the face or back of the certificates which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish, without charge to each stockholder who so requests, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any restriction imposed upon the transfer of shares or registration of transfer of shares shall be noted conspicuously on the certificate representing the shares subject to such restriction.

Article XXII

Loss of Certificate

The corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the directors may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate in its place and upon such other terms or without any such bond which the board of directors shall prescribe.

Article XXIII

Seal

The corporate seal shall, subject to alteration by the board of directors, consist of a flat-faced circular die with the word “Delaware” together with the name of the corporation and the year of its organization cut or engraved thereon. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Article XXIV

Execution of Papers

Except as otherwise provided in these by-laws or as the board of directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, checks, drafts and other obligations made, accepted or endorsed by the corporation, shall be signed by the president or by the treasurer.

14

Article XXV

Indemnification

The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving, at the request of the corporation, another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments and fines actually imposed or reasonably incurred by him in connection with such action, suit or proceeding unless in any proceeding he shall be finally adjudged not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation; provided, however, that such indemnification shall not cover liabilities in connection with any matter which shall be disposed of through a compromise payment by such person, pursuant to a consent decree or otherwise, unless such compromise shall be approved as in the best interest of the corporation, after notice that it involves such indemnification, (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, event or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under these provisions. The rights of indemnification hereby provided shall not be exclusive of or affect other rights to which any director, officer, employee, agent or stockholder may be entitled. As used in this paragraph, the terms “director”, “officer”, “employee”, “agent” or “stockholder” include their respective heirs, executors and administrators, and an “interested” director or officer is one against whom as such the proceeding in question or another proceeding on the same or similar grounds is then pending. Any indemnification to which a person is entitled under this paragraph shall be provided although the person to be indemnified is no longer such a director, officer, employee, agent or stockholder. Notwithstanding the foregoing, no indemnification shall be provided hereunder to the extent then prohibited by applicable law.

Article XXVI

Fiscal Year

Except as from time to time otherwise provided by the board of directors, the fiscal year of the corporation shall end on the last day of June of each year.

Article XXVII

Amendments

Except as otherwise provided by law or by the certificate of incorporation, these by-laws, as from time to time altered or amended, may be made, altered or amended at any annual or special meeting of the stockholders called for the purpose, of which the notice shall specify the subject matter of the proposed alteration or amendment or new by-law or the article or articles to be affected thereby. If the certificate of incorporation so provides, these by-laws may also be made, altered or amended by a majority of the whole number of directors. Such action may be taken at any meeting of the board of directors, of which notice shall have been given as for a meeting of stockholders.

15